                                                                    EXHIBIT 10.3


                               EIGHTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


         This Eighth Amendment to Amended and Restated Credit Agreement (this "Amendment") dated as of March 31, 1999 is among COSTILLA ENERGY, INC., a Delaware corporation (the "Borrower"), the banks named on the signature pages hereto (together with their respective successors and assigns in such capacity, the "Banks"), BANKERS TRUST COMPANY, as agent for the Banks (together with its successors and assigns in such capacity, the "Agent") and UNION BANK OF CALIFORNIA, N.A., as co-agent for the Banks (together with its successors and assigns in such capacity, the "Co-Agent").

                              PRELIMINARY STATEMENT

         A. The Borrower and the Bank Group have entered into that certain Amended and Restated Credit Agreement dated as of August 28, 1997 as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 30, 1997, that certain Second Amendment to Amended and Restated Credit Agreement dated as of January 14, 1998, that certain Third Amendment to Amended and Restated Credit Agreement dated as of February 26, 1998, that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of March 24, 1998, that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of June 30, 1998, that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of November 19, 1998 and that certain Seventh Amendment to Amended and Restated Credit Agreement dated as of March 9, 1999 (as so amended, the "Credit Agreement").

         B. The Borrower has requested that the Bank Group (i) increase the Borrowing Base in order for the Borrower to pay the interest payment due and payable on the Senior Unsecured Notes on April 1, 1999 and (ii) waive certain provisions of the Credit Agreement.

         C. Subject to the terms and conditions of this Amendment, the Bank Group is willing to increase the Borrowing Base for the sole purpose of allowing the Borrower to make the interest payment of $9,225,000 due and payable on the Senior Unsecured Notes on April 1, 1999 and to grant certain waivers.

         D. In order to accomplish the foregoing, the Borrower and the Bank Group desire to further amend the Credit Agreement as set forth herein.

         NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:

         Section 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

         Section 2. Amendments. The Credit Agreement is hereby amended as follows:

         a. The second sentence of Section 2.04(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

         "During the period from and after March 31, 1999 until the Borrowing Base is redetermined in accordance with this Section (or otherwise automatically reduced under Section 2.04(g)) the amount of the Borrowing Base shall be $36,000,000."

         b. Section 2.04(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(b) The Agent will within thirty (30) days after receipt of the most recent Reserve Report delivered to the Banks under Section 5.10, and such other data and supplemental information as may from time to time be reasonably requested by the Agent, but in no event later than March 15 and September 15 of each year commencing September 15, 1999, redetermine the Borrowing Base based on such Reserve Report. The Agent will redetermine the Borrowing Base in accordance with its normal and customary oil and gas lending criteria as such exist at that particular time taking into account all of the assets and liabilities of the Borrower and its Subsidiaries. The Agent and each Bank, in their sole discretion, may make adjustments to the rates, volumes and prices and other assumptions set forth in the Reserve Reports and such other data and supplemental information. Each redetermination of the Borrowing Base must satisfy all of the conditions set forth in Section 2.04(f) and must be approved by all of the Banks. Failure of a Bank to object to a redetermination within 21 days after notice of such redetermination is given to such Bank by the Agent shall be deemed an approval of such redetermination by such Bank."

         c. Section 2.04 of the Credit Agreement is hereby amended by adding the following subsection (g) at the end of Section 2.04:

                  "(g) In addition to the Borrowing Base redeterminations under
         Section 2.04(d), on each Scheduled Loan Paydown Date set forth in
         Section 2.07(b) the Borrowing Base then in effect shall be reduced by an amount equal to the Scheduled Paydown Amount due and payable on such Scheduled Loan Paydown Date under Section 2.07(b)."

         d. Section 2.07 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 2.07. Mandatory Repayment of Loans. (a) The Borrower shall from time to time repay the Loans comprising part of the same Borrowing in such amounts as shall be necessary so that at all times the Credit Outstanding shall not be in excess of the Total Commitment. Except to the extent that repayment is required solely as a result of a Borrowing Base Deficiency under Section 2.07(c), any repayment required by this Section 2.07(a) shall be due and payable on the date such repayment obligation accrues pursuant to the preceding sentence.

                  (b) On each of the dates set forth below (each a "Scheduled Loan Paydown Date") the Borrower shall repay the Loans comprising part of the same Borrowing in whole or ratably in part in an amount equal to the "Scheduled Paydown Amount" set forth opposite such Scheduled Loan Paydown Date:

                 Scheduled Loan                               Scheduled
                  Paydown Date                              Paydown Amount
                  ------------                              --------------
                 May 15, 1999                                 $11,000,000
                 July 31, 1999                                $   750,000
                 August 15, 1999                              $ 2,500,000
                 August 31, 1999                              $   750,000

                  (c) In addition to any other repayments required under Sections 2.07(a) or 2.07(b) if a Borrowing Base Deficiency exists, the Borrower shall from time to time either (i) repay the Loans comprising part of the same Borrowing in whole or ratably in part in an amount equal to the Borrowing Base Deficiency, or (ii) provide to the Agent within thirty (30) days after receipt of notice of the existence of a Borrowing Base Deficiency from the Agent, Security Documents in form and substance satisfactory to the Agent, granting, confirming, and perfecting first and prior Liens in favor of the Agent for the benefit of the Bank Group covering additional Oil and Gas Properties of the Borrower not evaluated in the most recent Reserve Report delivered to the Bank Group and acceptable to the Majority Banks, having a Borrowing Base value at least equal to such Borrowing Base Deficiency (as determined by the Majority Banks in the same manner as the Borrowing Base is determined under Section 2.04) or other collateral acceptable to the Majority Banks. Any repayment required by this Section 2.07(c) shall be due and payable in six (6) equal monthly installments, each in an amount equal to one-sixth (1/6th) of the original amount of such Borrowing Base Deficiency, commencing on the last day of the calendar month immediately following such redetermination of the Borrowing Base and continuing on the same day of each subsequent calendar month.

                  (d) All outstanding Loans shall be fully due and payable on the Maturity Date, together with any unpaid interest and fees accrued thereon.

                  (e) Each repayment of Loans required by this Section 2.07 shall be accompanied by payment of accrued interest to the date of such payment on the principal amount paid. In the event of any payment of a Eurodollar Rate Loan, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 2.13. All principal payments required by this Section 2.07 shall first be applied to Base Rate Borrowings, and second to Eurodollar Rate Borrowings."

         e. Section 2.08(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(c) Applicable Margin. As used in this Agreement and the other Loan Documents, "Applicable Margin" means, as to Loans consisting of a single Borrowing, a rate per annum determined by reference to the Type of Loans comprising such Borrowing as follows: such rate per annum shall be two and one-half percent (2 1/2%) for Base Rate Loans, and three and one-half percent (3 1/2%) for Eurodollar Rate Loans."

         f. Section 4.17 is hereby added to the Credit Agreement immediately following Section 4.16 to read as follows:

                  "Section 4.17 Year 2000 Compliance. (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for the Borrower to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant on or before June 30, 1999. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, the data which represents or references different centuries or more than one century.

                  (b) The Borrower has either made, or will make, written inquiry of each of its material purchasers of its oil and gas, and has obtained, or will obtain on or before June 30, 1999, in writing confirmations from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations Borrower reasonably believes that all such persons will be or become so compliant. For purposes hereof, "material purchasers of oil and gas" refers to those purchasers of oil and gas from the Borrower who individually purchase 10% or more of the Borrower's production."

         g. Section 5.01 of the Credit Agreement is hereby amended by adding the following subsections (k) and (l) at the end of Section 5.01 to read as follows:

                  "(k) As soon as available and in any event within thirty (30) days after the end of each month:

                           (i) copies of the unaudited consolidated balance
                  sheet of the Borrower and its Subsidiaries as of the end of such month, and unaudited consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such month and for the portion of the fiscal year ending with such month, in each case prepared in accordance with generally accepted accounting principles and setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail;

                           (ii) a complete summary of the Borrower's accounts
                  payable outstanding as of the end of such month that shows in reasonable detail, the age of all such accounts payable;

                           (iii) a capital budget of the Borrower and its
                  Subsidiaries detailing the capital expenditures for such month and for the portion of the fiscal year ending with such month and the projected capital expenditures for the remainder of the fiscal year;

                           (iv) production reports for the Borrower's Oil and
                  Gas Properties which reports shall include quantities or volumes of production or gas throughput which accrued to the Borrower's accounts for such month and such other information with respect thereto as the Agent may reasonably request; and

                           (v) a report setting forth the general and
                  administrative expenses of the Borrower for such month, including, a detailed list of payroll expenses and such other information related thereto as the Agent may reasonably request.

                  (l) As soon as practicable and in any event within ten (10) days after entering into any Derivative, a report describing in reasonable detail, the terms of such Derivative."

         h. Section 5.09 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 5.09. Use of Loans. Except as otherwise expressly provided for in Section 3 of the Eighth Amendment to this Agreement dated March 31, 1999, the Borrower will use the proceeds of all Loans made on or after March 31, 1999 to pay a portion of the costs and expenses of operating, developing and maintaining the existing Oil and Gas Properties of the Borrower."

         i. Section 5.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 5.11. Title. Promptly and in any event within 30 days after written request therefor by the Agent, the Borrower will provide the Agent with title opinions reasonably satisfactory to the Agent with respect to the Borrower's Oil and Gas Properties which are included in the most recent Reserve Report delivered to the Bank Group and for which title opinions have not been previously delivered so that the Agent will have acceptable title opinions on at least eighty percent (80%) of the value of the Borrower's Oil and Gas Properties included in such Reserve Report. In addition, on or before June 1, 1999, the Borrower shall provide the Agent with updated title opinions covering the Borrower's interest in the Migl-Mitchell #1-#5 Wells, Lavaca County, Texas, the Garland H. Walker #1 Well, Lavaca County, Texas, the Zalman #1 Well, Lavaca County, Texas, all of the Scott & Hooper and D.J. Sullivan Wells, Brooks County, Texas and the T.B. Pruett Gas Unit #3, Ward County, Texas, which confirm the Agent's first priority lien on the Borrower's interest in the Oil and Gas Properties related to such wells and units and are otherwise in form and substance satisfactory to the Agent."

         j. Section 6.01(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(b) Indebtedness of the Borrower with respect to accounts payable of the Borrower that have been outstanding for more than ninety
         (90) days since the due date; provided that such Indebtedness does not exceed (i) $10,000,000 at any time prior to September 30, 1999, (ii) $5,000,000 from September 30, 1999 to March 31, 2000 or (iii) $0 at any time on or after March 31, 2000;"

         k. Section 6.04 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 6.04. Interest Coverage Ratio. The Borrower will not permit the ratio of (a) EBITDA to (b) Interest Expense, measured as of the last day of any calendar quarter for the twelve month period then ended, to be less than 1.00 to 1.00 as of the last day of any calendar quarter ending on or after March 31, 1999."

         l. Section 6.05 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 6.05. Current Ratio. (a) The Borrower will not permit the amount of (i) its consolidated current liabilities, excluding current maturities of Indebtedness under this Agreement (and, for purposes of the calendar quarter ending March 31, 1999, but no subsequent calendar quarter, the interest payment due and payable on the Senior Unsecured Notes on April 1, 1999) minus (ii) (A) its consolidated current assets, plus (B) that portion of any unfunded available Commitments based on the then effective Borrowing Base that can be borrowed without causing a "Default" or "Event of Default" to occur under the Indenture, to exceed $7,000,000, at the end of any calendar quarter through December 31, 1999.

                  (b) The Borrower will not permit the ratio of (i) its consolidated current assets, plus that portion of any unfunded available Commitments based on the then effective Borrowing Base that can be borrowed without causing a "Default" or "Event of Default" to occur under the Indenture, to (ii) its consolidated current liabilities, excluding current maturities of Indebtedness under this Agreement, at the end of any calendar quarter ending on or after March 31, 2000 to be less than 1.00 to 1.00."

         m. Sections 6.09(c) and 6.09(e) of the Credit Agreement are hereby deleted in their entirety.

         n. Section 9.02(a)(iii) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(iii) each such assignment to an Eligible Assignee who is not a member of the Bank Group must be approved by the Agent, which approval shall not be unreasonably withheld."

         o. The following defined terms are hereby added to Annex A to the Credit Agreement in their appropriate alphabetical order:

                  ""Scheduled Loan Paydown Date" has the meaning specified in
         Section 2.07(b).

                  "Scheduled Paydown Amount" means, with respect to each Scheduled Loan Paydown Date, the amount of Loans due and payable on such Scheduled Loan Paydown Date under Section 2.07(b)."

         p. The definition of "Majority Banks" set forth in Annex A to the Credit Agreement is hereby amended in its entirety to read as follows:

                  ""Majority Banks" means at any time (a) the Agent, regardless of the amounts held and (b) Banks holding at least ninety-five percent (95%) of the then aggregate unpaid principal amount of the Loans or, if no Loans are outstanding, Banks having Commitment Percentages in the aggregate equal to at least ninety-five percent (95%)."

         Section 3. Use of Loan Proceeds. Upon the effectiveness of this Amendment and subject to the other terms of the Credit Agreement, the Borrowing Base shall be increased by $8,000,000 (the "Borrowing Base Increase"). The Borrower covenants and agrees that the proceeds of all Loans resulting from the Borrowing Base Increase shall be applied to pay a portion of the interest payment of $9,225,000 that is due and payable on the Senior Unsecured Notes on April 1, 1999. The Borrower further acknowledges and agrees that a breach of this Section 3 shall constitute an immediate Event of Default under the Credit Agreement without any notice, grace period or other action by any member of the Bank Group.

         Section 4. Disproportionate Borrowing. Notwithstanding anything to the contrary in the Credit Agreement, all parties hereto agree as follows: (a) the Borrowing of $8,000,000 resulting from the Borrowing Base Increase shall be funded by the following Banks in the following percentages: Bankers Trust Company (60%) and Union Bank of California, N.A. (40%) (such Borrowing being referred to herein as the "Disproportionate Borrowing");

         (b) The proceeds of the Disproportionate Borrowing shall be sent by wire transfer by the Agent directly to the trustee of the Senior Unsecured Notes for the account of the Borrower and applied in accordance with Section 3 above;

         (c) As a result of the Disproportionate Borrowing, the term "Commitment Percentage" as used in the Credit Agreement is hereby amended to mean, as to any Bank, a percentage determined pursuant to the following formula: (BL/TL) x 100=CP where BL is the aggregate principal amount of outstanding Loans made by such Bank, TL is the aggregate principal amount of outstanding Loans made by all of the Banks (including, in each case, the Disproportionate Borrowing) and CP is such percentage. By way of example, after giving effect to the Disproportionate Borrowing, the Commitment Percentage of each Bank shall be as follows: Bankers Trust Company (42.5%),Union Bank of California, N.A. (28.3334%), Den Norske Bank ASA (19.4444%) and Wells Fargo Bank (Texas), N.A. (9.7222%).

         Section 5. Limitation on Types of Loans. Notwithstanding anything to the contrary in the Credit Agreement, on or after March 31, 1999, each Loan made under the Credit Agreement shall be made as a Base Rate Loan as part of a single Base Rate Borrowing and the Borrower shall not be entitled to request any Eurodollar Rate Borrowing or convert any Loan into a Eurodollar Rate Loan on or after such date nor shall any Bank be obligated to fund any Eurodollar Rate Loan on or after such date. In addition, notwithstanding anything to the contrary in the Credit Agreement, on the last day of the Interest Period of each existing Eurodollar Rate Loan under the Credit Agreement such Eurodollar Rate Loan shall be automatically converted into a Base Rate Loan. Upon the conversion of all Eurodollar Rate Loans to Base Rate Loans in accordance with this Section 4, all references to Eurodollar Rate Loans and Eurodollar Rate Borrowings in the Credit Agreement shall have no further force and effect.

         Section 6. Limited Waiver of Credit Agreement. The Bank Group hereby waives (a) compliance by the Borrower with Sections 6.04 and 6.05 of the Credit Agreement for the calendar quarter ending December 31, 1998, (b) compliance by the Borrower with Section 6.06 of the Credit Agreement through the calendar quarter ending December 31, 1999, and (c) compliance with Section 6.01 of the Credit Agreement for the period prior to the date of this Amendment with respect to accounts payable of the Borrower that have been outstanding for more than ninety (90) days since the due date, and (d) compliance by the Borrower with
Section 6.09 of the Credit Agreement with respect to the Borrower's capital contribution to Costilla Redeco in the amount of $6,500,000 that occurred during the period from August 28, 1997 through March 31, 1999. The foregoing waivers are limited to the above described matters and time periods and shall not be construed as a waiver of any provision of the Credit Agreement with respect to any other matter or as a waiver of any other Default or Event of Default under the Credit Agreement. The Bank Group reserves the right to exercise any rights or remedies with respect to any other such current or future Default or Event of Default under the Credit Agreement.

         Section 7. Borrowing Base Increase. THE BORROWING BASE INCREASE SET FORTH HEREIN SHALL NOT (A) ESTABLISH A COURSE OF DEALING BETWEEN THE BORROWER AND THE BANK GROUP, (B) BE CONSIDERED A NORMAL AND CUSTOMARY PRACTICE BY ANY MEMBER OF THE BANK GROUP, (C) OBLIGATE ANY BANK TO INCREASE THE BORROWING BASE IN THE FUTURE FOR ANY PURPOSE (INCLUDING, WITHOUT LIMITATION, FUNDING PAYMENTS IN RESPECT OF THE SENIOR UNSECURED NOTES), OR (D) WAIVE OR OTHERWISE AFFECT THE BANK GROUP'S RIGHT TO REDETERMINE THE BORROWING BASE IN THE FUTURE IN ACCORDANCE WITH THE TERMS OF THE CREDIT AGREEMENT. THE BORROWER FURTHER ACKNOWLEDGES THAT THE BORROWING BASE INCREASE IS AN ACCOMMODATION TO THE BORROWER, MADE AT ITS REQUEST, AND THAT NO SIMILAR ACCOMMODATION IS PRESENTLY CONTEMPLATED OR CAN BE EXPECTED IN THE FUTURE.

         Section 8. Ratification. The Borrower hereby ratifies and confirms all of the Obligations under the Credit Agreement (as amended hereby) and the other Loan Documents. All references in the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as amended hereby and as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time in the future.

         Section 9. Additional Covenants. (a) On or before May 1, 1999, the Borrower shall establish a lockbox arrangement with the Agent or any other Bank and take all steps reasonably necessary to cause all of the proceeds payable to the Borrower with respect to its Hydrocarbon production to be deposited in such lockbox. The terms of such lockbox arrangement, including, without limitation, the application and disbursement of funds from such lockbox shall be satisfactory to the Agent in its sole discretion; provided, however that so long as no Event of Default exists the Borrower shall have the right to have such proceeds deposited into an operating account at the Bank where the lockbox is maintained and the right to use such proceeds for its general corporate purposes.

         (b) On or before May 1, 1999, the Borrower shall deliver to the Agent a complete list of all Persons (with their addresses, phone numbers and telecopy numbers) disbursing proceeds to the Borrower with respect to Hydrocarbons produced from its Oil and Gas Properties, together with undated letters-in-lieu of transfer orders executed by the Borrower, in form and substance satisfactory to the Agent and in such number of counterparts as may be reasonably requested by the Agent. In addition, on the first day of each month beginning June 1, 1999 the Borrower shall deliver to the Agent an updated complete list of all Persons (with their addresses, phone numbers and telecopy numbers) disbursing proceeds to the Borrower with respect to Hydrocarbons produced from its Oil and Gas Properties.

         (c) On or before April 15, 1999, the Borrower shall deliver to the Agent a report or certificate prepared by the Borrower's insurance agent listing all insurance policies and programs then in effect with respect to the properties and businesses of the Borrower and each of its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder and (iv) the policy or other identification number thereof and confirming compliance with Section 5.04 of the Credit Agreement.

         (d) The Borrower acknowledges and agrees that a breach of any of the covenants set forth in this Section 9 shall constitute an immediate Event of Default under the Credit Agreement without any notice, grace period or other action by any member of the Bank Group.

         Section 10. Effectiveness. This Amendment shall become effective in accordance with the terms of the Credit Agreement, subject, however, to the condition precedent that the Agent shall have received written certification from the chief financial officer of the Borrower that the Borrower has sent by wire transfer to the trustee of the Senior Unsecured Notes that portion of the April 1, 1999 interest payment on the Senior Unsecured Notes that is not being funded by the Disproportionate Borrowing.

         Section 11. Amendment Fee. The Borrower hereby agrees to pay each Bank an amendment fee in an amount equal to such Bank's Commitment Percentage of $720,000, which amendment fee shall be due and payable to each Bank on the earlier of (a) May 15, 1999, (b) the closing of the acquisition of Oil and Gas Properties by the Borrower from Pioneer Natural Resources USA, Inc. as contemplated under that certain Purchase and Sale Agreement dated September 4, 1998 (as amended from time to time), or (c) the Obligations owing to such Bank shall have been paid in full or refinanced.

         Section 12. Representations and Warranties. The Borrower hereby represents and warrants to the Bank Group that (a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower, (b) each of the Credit

Agreement (as amended hereby) and the other Loan Documents to which it is a party constitutes a valid and legally binding agreement enforceable against the Borrower in accordance with its terms except, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity, (c) the representations and warranties by the Borrower contained in the Credit Agreement as amended hereby and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, (d) no Default or Event of Default exists under the Credit Agreement (as amended hereby) or any of the other Loan Documents.

         Section 13. Choice of Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 14. Final Agreement. THE CREDIT AGREEMENT (AS AMENDED HEREBY) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its officers thereunto duly authorized as of the date first above written.


                                            COSTILLA ENERGY, INC.


                                            By: /s/
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            BANKERS TRUST COMPANY,
                                              as Agent and Bank

                                            By: /s/
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            UNION BANK OF CALIFORNIA, N.A.,
                                              as Co-Agent and Bank

                                            By: /s/
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            By: /s/
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            DEN NORSKE BANK ASA,
                                              as Bank

                                            By: /s/
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            By: /s/
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            WELLS FARGO BANK (TEXAS), N.A.,
                                              as Bank

                                            By: /s/
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------